Exhibit (a)(12)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

ARTICLES OF AMENDMENT

The Universal Institutional Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to, and does hereby, amend its charter as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq. of the Maryland General Corporation Law (the “MGCL”).

SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article SECOND and inserting in lieu thereof the following new Article SECOND:

“SECOND: The name of the Corporation is Morgan Stanley Variable Insurance Fund, Inc.”

THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment is limited to a change expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and was approved by a majority of the entire Board of Directors of the Corporation, without action by the stockholders.

FOURTH: These Articles of Amendment shall be effective at 8:00 a.m. Eastern Daylight Time on May 1, 2017.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President, and attested to by its Secretary, as of this 3rd day of April, 2017.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ John H. Gernon
John H. Gernon
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, the President of THE UNIVERSAL INSTITUTIONAL FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ John H. Gernon
John H. Gernon
President